UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2010

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle
 Suite 3500
Hunt Valley, Maryland 21030
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act.

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.02.  Termination of a Material Definitive Agreement.

As previously reported, on November 8, 2010, Omega Healthcare Investors, Inc. commenced a cash tender offer for any and all of the $310 million aggregate principal amount of its 7% Senior Notes due 2014, or the 2014 Notes, outstanding under the Indenture dated as of March 22, 2004, as amended and supplemented, by and among Omega, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee. Pursuant to the terms of the tender offer which expired on December 8, 2010, Omega purchased $264.7 million aggregate principal amount of the 2014 Notes.

On December 16, 2010, Omega redeemed the remaining $45.3 million aggregate principal amount of the 2014 Notes at a redemption price of 102.333% of the principal amount thereof, plus accrued and unpaid interest on the 2014 Notes up to the redemption date. Omega used the net proceeds from its previously reported sale of $350 million aggregate principal amount of its 6¾% Senior Notes due 2022 to pay the redemption price of the 2014 Notes. Upon redemption, the 2014 Notes, the Indenture and the related guarantees were terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated:  December 20, 2010.                                                                By: /s/ C. Taylor Pickett
       C. Taylor Pickett
       President and Chief Executive Officer